SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2002

American Management Systems, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-9233	54-0856778

(State or other Jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
Incorporation)		No.)

4050 Legato Road
Fairfax, Virginia	22033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 267-8000

                                              Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

     On December 31, 2002, American Management Systems, Incorporated (the “Registrant”) completed the sale of its global utilities practice to Wipro Limited (“Wipro”). In consideration for these assets, Wipro agreed to pay the Registrant $26,000,000 in cash, subject to an adjustment to reflect the actual accounts receivable transferred on the date of sale. After giving effect to that adjustment, the final purchase price was $24,143,363 in cash.

     On October 17, 2002, the Registrant announced that William M. Purdy would resign from the Board of Directors effective December 31, 2002. Mr. Purdy’s tenure as a Director of the Registrant has been extended and it is expected that Mr. Purdy will remain a Director until March 31, 2003.

Item 7. Final Statements and Exhibits

     (c)  Exhibits

Exhibit 99.1	Asset Purchase Agreement dated as of November 11, 2002 by and between American Management Systems, Incorporated and Wipro Limited.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MANAGEMENT SYSTEMS, INCORPORATED

By:	/s/ James C. Reagan
James C. Reagan
Senior Vice President and Controller

Date: January 7, 2003